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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan, of our report dated March 27, 2002, with respect to the consolidated financial statements and schedule of Carmike Cinemas, Inc. included in its Annual Report on Form 10K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

                                                 Ernst & Young LLP
Atlanta, Georgia
January 23, 2003